The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

D A X Post – EZPZ
12/1/2025

We're making crypto E-Z-er P-Z-er than ever before, with a newly expanded token lineup in Franklin Crypto Index ETF ($EZPZ):

- Bitcoin $BTC
- Cardano $ADA
- Chainlink $LINK
- Dogecoin $DOGE
- Ether $ETH
- Solana $SOL
- Stellar Lumens $XLM
- XRPL $XRP

(thread)
EZPZ Website: https://bit.ly/40K0Xkh
To learn more view prospectus: https://bit.ly/3ETQ0FF

FRANKLIN TEMPLETON

EZPZ

Franklin Crypto Index ETF (EZPZ)

Franklin Templeton Digital A... @FTDA... · 16m Promote

We're making crypto E-Z-er P-Z-er than ever before, with a newly expanded token lineup in Franklin Crypto Index ETF ($EZPZ):

➢ Bitcoin $BTC
➢ Cardano $ADA
➢ Chainlink $LINK
➢ Dogecoin $DOGE
➢ Ether $ETH
➢ Solana $SOL
➢ Stellar Lumens $XLM
➢ XRPL $XRP


FRANKLIN TEMPLETON
EZPZ
Franklin Crypto Index ETF (EZPZ)
All investments contain risk and possible loss of principal. Products may not be available in all jurisdictions. Franklin Distributors, LLC.

Cardano Foundation and 8 others

1 · 2 · 60

Franklin Templeton Digital Assets @FTDA_US · 16m

EZPZ Website: bit.ly/40K0Xkh
To learn more view prospectus: bit.ly/3ETQ0FF